UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2012
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada	V6B 4N7
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Destiny Media Technologies Inc.’s wholly owned subsidiary, Destiny Software Productions Inc. (“Destiny”), entered into a settlement deed dated March 5, 2012 (the “Settlement Deed”) with The Shooting Star Picture Company Pty Ltd (“Shooting Star”), Peter Christopher Skillman (“Skillman”), D-Star Music Delivery Pty Ltd (“D-Star Music”) (collectively the “Respondents”) and Janelle Barbara Mason (the “Guarantor”) whereby the parties have agreed to settle all litigation between them. The parties had been engaged in an Australian lawsuit (Federal Court of Australia proceeding number VID588 of 2011) in which Destiny was appellant (plaintiff) and the Respondents were the defendants.

Under the terms of the Settlement Deed, Destiny and Respondents agreed to dismiss and/or discontinue all outstanding litigation and claims against each other. In consideration of the settlement, the Respondents agreed to pay Destiny $825,000 (Australian funds) over six years, which amount will bear at a rate of 10.25% per annum, compounded monthly, and be secured against the assets of the Respondents and the Guarantor. The Respondents also agreed to not approach any of Destiny’s existing clients with the rival media distribution system.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1

Settlement Deed dated March 5, 2012 among Destiny Media Technologies Inc., The Shooting Star Picture Company Pty Ltd, Peter Christopher Skillman, D-Star Music Delivery Pty Ltd. And Janelle Barbara Mason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 5, 2012
By: /s/Steven E. Vestergaard
STEVEN E. VESTERGAARD
Chief Executive Officer and President